Exhibit 10.2

RULES

OF

HUTCHISON CHINA MEDITECH LIMITED

SHARE OPTION SCHEME

Adopted pursuant to an Ordinary Resolution of the Shareholders passed on 4 June 2005

Approved by the shareholders of Hutchison Whampoa Limited on

18 May 2006

Amended by the board of directors on 21 March 2007

Linklaters

10th Floor, Alexandra House

Chater Road

Hong Kong

Telephone (852) 2842 4888

Facsimile (852) 2810 8133/2810 1695

Ref: Nicholas Turner L-008336-05-002

i

	6.1	Lapse on Expiry of Option Period	9

	6.2	Lapse on Cessation of Employment for death, illness or retirement	9

	6.3	Lapse on termination for cause	10

	6.4	Lapse on Cessation of Employment for any other reason	10

	6.5	Lapse on a General Offer after Listing	10

	6.6	Lapse on Winding-up	11

	6.7	Cancellation of Options	11

	6.8	Lapse in Other Circumstances	11

7	Shares		11

	7.1	Issue of Shares	11

	7.2	Rights	12

	7.3	Consents	12

	7.4	Articles of Association	12

8	Maximum Number of Shares Subject to the Scheme		12

	8.1	5% Limit	12

	8.2	Refreshing the 5% Limit	12

	8.3	Exceeding the 5% Limit	13

	8.4	Individual Limit	13

	8.5	10% Maximum Limit	13

9	Restrictions on Grants		13

	9.1	Restriction on Grants to Individuals	13

	9.2	Restriction on the Time of Grant of Options	14

10	Reorganisation of Capital Structure		15

	10.1	Adjustments	15

	10.2	Adjustment of Limits	15

	10.3	Conditions Governing Adjustment	15

	10.4	Adjustment to Exercise Price where Listing is contemplated	16

	10.5	Capacity of Auditors or Independent Financial Advisers	16

	10.6	Notification of Adjustment	16

	10.7	No limitation on power of Company	16

11	Amendment		16

	11.1	Amendments to the Scheme	16

	11.2	Amendments to Terms of Options	18

	11.3	Authority of the Board	18

12	Termination and Suspension		18

	12.1	Termination by Board	18

	12.2	Automatic Termination	19

	12.3	Termination by the Shareholders	19

	12.4	Suspension	19

13	General		19

	13.1	Notices	19

	13.2	Availability of Shares	20

	13.3	Administration	20

	13.4	Terms of Employment	20

	13.5	Replacement Option Certificates	22

	13.6	Withholding	22

	13.7	General Notices	22

	13.8	Taxation	22

	13.9	Costs	22

	13.10	Approval of Holding Company	22

14	Data Protection	23

15	Governing Law	23

RULES OF HUTCHISON CHINA MEDITECH LIMITED

SHARE OPTION SCHEME

Purpose

The purpose of the Scheme is to provide the Company with a flexible means of either retaining, incentivising, rewarding, remunerating, compensating and/or providing benefits to Eligible Persons or such other purposes as the Board may approve from time to time, subject to any necessary consent or approval being obtained from shareholders or Independent Non-Executive Directors of the Company (or, where applicable, the shareholders or Independent Non-Executive Directors of the Listed Parents, if any, of the Company) or the Stock Exchange or any other stock exchange or any other relevant regulatory body where such consent or approval is required by the Company’s memorandum and articles of association or any applicable law or regulatory requirement (including, for the avoidance of doubt, Chapter 17 of the Listing Rules). This Scheme may, at the discretion of the Board, be used in conjunction with any cash based compensation, incentive compensation or bonus plan.

For the avoidance of doubt, neither the Company nor the Board has any obligation to procure the occurrence of a Listing.

1            Meanings of Words Used

1.1            Defined Terms

In these Rules:

“Adoption Date” means the later of:

(i)                                     the date that the Scheme is adopted by ordinary resolution of the Shareholders in accordance with its Articles of Association; and

(ii)                                  the date that the Scheme is approved by the shareholders of the Listed Parent in general meeting;

“Applicable Employee” means any Eligible Employee who:

(i)                                     together with that Eligible Employee’s family (being his or her spouse and any children under the age of 18 years), has a direct or indirect interest in 0.5% or more of a class of the Company’s shares that have been admitted to trading on a Stock Exchange; or

(ii)                                  is likely to be in possession of unpublished price sensitive information in relation to the Company because of his or her employment with the Member of the Group;

“Associate” has the meaning given in Chapter 1 of the Listing Rules;

“Auditors” means the auditors of the Company from time to time;

“Balance Option Certificate” means the certificate issued to an Option Holder in accordance with Rule 5.3;

“Board” means the board of directors of the Company (and, where appropriate, includes any committee or delegate of the Board appointed by the Board to perform any of its functions including, for the avoidance of doubt, the Remuneration Committee);

“Business Day” means any day on which clearing banks are open for business in Hong Kong (not being a Saturday or Sunday and being deemed to commence at 9:00am and finish at 5:00pm);

“CEO” means the chief executive officer(s) of the Company;

“Company” means Hutchison China MediTech Limited, a company incorporated in the Cayman Islands with limited liability;

“Connected Person” has the meaning given in the Listing Rules;

“Contract” means, in relation to an employee or Director, his or her contract of employment or service contract with his or her Employer (as amended from time to time), whether or not such Contract is written or oral and comprised in one or more documents;

“Dealing Day” means a day on which the recognised Stock Exchange in which the Shares are admitted to trading is open for the transaction of business;

“Director” means a director of any Member of the Group;

“Eligible Employee” means an employee or Director holding salaried office or employment under a Contract with a Member of the Group;

“Eligible Person” means any person who is (or will be on and following the Offer Date) either:

(i)                                     an Eligible Employee; or

(ii)                                  a non-executive Director (excluding any Independent Non-Executive Directors),

who is notified by the Board that he or she is an Eligible Person;

“Employer” means, in relation to an Eligible Employee, the Member of the Group which employs or has appointed him or her under his or her Contract;

“Exercise Price” means (subject to Rule 10.4):

(i)                                     in respect of the Initial Grants, the price determined by the Board and notified to the relevant Option Holder; and

(ii)                                  in respect of any other Option, the Market Value of the Shares as at the Offer Date.

The Exercise Price may be adjusted in accordance with Rule 10;

“Founders” means those people who are notified by the Board that he or she is a founder;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Independent Non-Executive Director” means, in relation to any company, a person who is an independent non-executive director of that company within the meaning of Rule 3.11 of the Listing Rules (or, where applicable, the listing rules of the relevant Stock Exchange);

“Initial Grants” means the one time initial grants of Options made prior to any Listing to the Founders and Non-Founders as determined by the Board to recognise their long service and ongoing contributions prior to a Listing;

“Listed Parent(s)” means any holding companies (as defined under the Listing Rules) of the Company from time to time, whose shares are listed on the Stock Exchange;

“Listing” means the admission of Shares to trading on a Stock Exchange of the ordinary share capital of the Company;

“Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited as amended from time to time;

“Market Value” on any particular day means:

(i)            where Shares of the same class are admitted to trading on any Stock Exchange, the higher of:

(a)                                 the average of the closing prices on the five Dealing Days immediately preceding the Offer Date;

(b)                                 the closing price of the Shares as stated on the Stock Exchange’s daily quotations sheet of the Shares on the Offer Date; and

(c)           the nominal value of the Shares; or

(ii)                                  where Shares of the same class are not admitted to trading on any Stock Exchange, the value of a Share determined in such manner as the Board considers reasonable according to objective criteria.

“Member of the HCM Group” means the Company and any of its subsidiaries (as defined in the Companies Law (Cayman Islands) or affiliates or any other companies which the Board determines will be a Member of the HCM Group;

“Member of the Group” means:

(i)            the Company;

(ii)                                  the Listed Parent(s) and any of their subsidiaries (as defined in the Hong Kong Companies Ordinance (Cap. 32)) as amended from time to time) or affiliates; and

(iii)                               any holding company, subsidiaries or affiliates of the Company (as defined in the Companies Law (Cayman Islands)) as amended from time to time) or other companies which the Board determines will be subject to the Scheme;

“Non-Founders” means those people who are notified by the Board that he or she is a non-founder;

“Offer Date” means, in relation to an Option, the date on which an Eligible Person is offered such Option pursuant to Rule 3.1 which must be a Business Day;

“Option” means a right granted under the Scheme to subscribe for Shares in accordance with the Scheme;

“Option Certificate” means an Option Certificate issued by the Company in accordance with Rule 3.2.3 in such form as the Board may determine, and setting out the number of Shares included in the Options, the Exercise Price, Option Period, vesting condition of the Options (if applicable) and any other terms of the Option (as referred to in Rule 3.3);

“Option Holder” means a person holding an Option (and, where relevant, includes his/her personal representatives);

“Option Offer” means the offer of the grant of an Option made by the Company pursuant to clause 3.2;

“Option Period” means, in relation to an Option, the period (which is notified at the Offer Date and as set out in the Option Certificate) during which the Option may be exercised, such period not to exceed the period of 10 years from the Offer Date of such Option;

“Other Scheme” means any other share option scheme involving the grant by the Company or any of its subsidiaries of options over new securities issued by the Company or any of its subsidiaries established by the Company or any of its subsidiaries in accordance with Chapter 17 of the Listing Rules (whether or not before 1 September 2001) or any other share option scheme which is determined by the SEHK to be analogous to a share option scheme as described in Chapter 17 of the Listing Rules;

“Performance Conditions” means any conditions imposed by the Board to be satisfied as a pre-condition to the exercise of an Option in accordance with Rule 3.3.1;

“Remuneration Committee” means the duly constituted remuneration committee of the Board or, before the establishment of a remuneration committee, any duly appointed committee of the Board set up for the purpose of administering the Scheme;

“Rules” means these rules as amended from time to time;

“Scheme” means the new share option scheme of the Company known as “Hutchison China Meditech Limited Share Option Scheme” constituted and governed by these Rules;

“SEHK” means The Stock Exchange of Hong Kong Limited;

“Shareholders” means the holders of the Shares;

“Share” means a fully paid ordinary share in the capital of the Company;

“Stock Exchange” means a recognised stock exchange (including, for the avoidance of doubt, the Alternative Investment Market of the London Stock Exchange plc);

“Substantial Shareholder” has the meaning given in the Listing Rules; and

“Tax Liability” means the amount of salaries or other tax and/or social security contributions for which a Member of the Group is required to account to any competent authority by virtue of or in consequence of the grant of an Option or its exercise.

1.2          References to Enactments

Any reference in these Rules to any enactment or regulatory requirement means a reference to such enactment as amended from time to time.

2              Adoption and Duration of Scheme

2.1          Adoption

2.1.1       The Company shall adopt the Scheme with effect from the Adoption Date.

2.1.2       If the conditions referred to in Rule 2.1.1 are not met, then:

(i)                                     the Scheme shall forthwith determine;

(ii)                                  any Option granted or agreed to be granted pursuant to these Rules and any offer of such a grant shall be of no effect; and

(iii)                               no person shall be entitled to any rights or benefits or be under any obligation under or in respect of the Scheme or any Option.

2.2          Duration

Subject to Rule 12, the Scheme shall be valid and effective for a period of 10 years commencing on the Adoption Date, after which period no further Options will be granted but the provisions of the Scheme shall remain in full force and effect to the extent necessary to give effect to the exercise of any Options granted prior to the expiry of the 10 year period and which are at that time or become thereafter capable of exercise under the Rules, or otherwise to the extent as may be required in accordance with the provisions of the Scheme.

3              Offer and Acceptance of Grant of Options

3.1          Offer of Grant

Subject to the limits specified in Rule 8 not being exceeded and the restrictions specified in Rule 9 and any applicable regulatory and legal requirements including, if appropriate, any applicable law or regulatory requirement dealing with the offer of securities to the public and any applicable codes of conduct, the Board may offer the grant to any Eligible Person an Option to subscribe for such number of Shares at the Exercise Price in relation to such number of Options under the Scheme as the Board may determine. An offer of the grant of an Option shall be made to any Eligible Person in such form as the Board may determine from time to time, specifying the number of Shares included in the Option, the Exercise Price, Option Period and other terms of the Option (as referred to in Rule 3.3).

3.2          Acceptance of Offers of Options

3.2.1                     An Option Offer shall be open for acceptance in writing or by telex or facsimile transmission or (if the Board agrees) by electronic communication received by such person as is designated by the Board for such period (not exceeding 60 days inclusive of, and from, the Offer Date) as the Board may determine and notify to the Eligible Persons concerned. Offers of Options not accepted within this period shall be deemed to have been irrevocably declined. No Option Offer shall be open for acceptance after the expiry of the duration of the Scheme as specified in Rule 2.2 or after any person in receipt of such an offer ceases to be an Eligible Person.

3.2.2                     The grant of an Option shall not have effect until the duplicate letter comprising acceptance of the Option Offer duly signed by the Eligible Person is received by the Company in accordance with Rule 3.2.1 above. For the avoidance of doubt, the grant of an Option by the Company will be deemed to have occurred on the Offer Date unless otherwise declined or lapsed.

3.2.3                     The Company may if it so determines (but shall not be obliged to do so) issue an Option Certificate to any Eligible Person who has accepted an offer in accordance with Rule 3.2.2 under the common seal of the Company (or as otherwise provided for under the Companies Law (Cayman Islands), if applicable) and if it so determines, shall do so within 7 days after the end of the period for acceptance of the offer referred to in Rule 3.2.1.

3.2.4                     In the event that no Option Certificate is issued by the Company pursuant to these Rules in relation to an Option, then references in these Rules to the Option Certificate in respect of that Option shall unless the context otherwise requires, be to the relevant Option Offer for that Option.

3.3          Terms of Options

3.3.1       Performance Conditions

The Board may in its absolute discretion make, in individual cases, the exercise of an Option conditional on the achievement of objective Performance Conditions which shall be documented in the Option Certificate. The Board may, at its sole discretion, vary, waive or amend any such Performance Condition or may impose entirely different Performance Conditions to those specified in the Option Certificate, to the extent allowable under relevant law or regulatory restrictions.

3.3.2       Minimum Holding Period

The Board may, at its sole discretion, determine in relation to any grant of Options that the Option Holder shall not be entitled to dispose of or otherwise transfer the Shares issued pursuant to the exercise of any such Option for a minimum holding period specified at the time of grant and which shall be specified in the relevant Option Certificate. In such event, the exercise of such Option shall be conditional on the relevant Option Holder confirming in writing at the time of exercise that he or she continues to be bound by the said minimum holding restriction.

3.3.3       Additional Terms of Options

An Option shall be subject to such terms and conditions as may be determined by the Board at the Offer Date and specified in the Option Certificate. Such terms and conditions must not be contrary to the purpose of the Scheme. These terms and conditions may include, without limitation:

(i)             the number of Shares to which the Option relates;

(ii)                                  the Exercise Price per Share the subject of the Option;

(iii)                               the Offer Date of the Option;

(iv)                              (if applicable) any Performance Conditions to which exercise of the Option is subject;

(v)                                 the period an Option must be held before it will vest (if any);

(vi)                              (if applicable) any minimum holding period; and

(vii)                           lapse conditions which may be different from those in Rule 6 (but not so as to extend the Option Period beyond 10 years or to provide an advantage to an Option Holder without approval of the shareholders of the Listed Parent (where required)).

3.3.4       Tax Liability

It shall be a term of grant of an Option that an Option Holder shall be liable to pay to the Company or any Member of the Group an amount equal to the aggregate amount of any Tax Liability before the due date for payment of such amount by a Member of the Group. In that event that a Tax Liability becomes due on the exercise of an Option, the Option may not be exercised unless the Option Holder has either:

(i)                                     made a payment to the Company or relevant Member of the Group of an amount equal to such Tax Liability; or

(ii)                                  entered into arrangements with the Company or other Member of the Group to secure that such payment is made, whether by authorising the relevant company to procure the sale on his or her behalf of some or all of the Shares to be issued or transferred to the Option Holder on the exercise of the Option and authorising the payment to the relevant company of the relevant amount of the proceeds of sale or otherwise.

3.3.5       Board Discretion

Subject to Rule 11, the Board may at any time:

(i)                                     waive any provision or matter specified in an Option Certificate pursuant to this Rule 3.3; or

(ii)                                  vary or amend any term or condition attaching to an Option with the agreement of the Option Holder (unless otherwise permitted to do so in the Board’s sole discretion in accordance with these Rules, in which case the agreement of the Option Holder is not required), if the Board determines that circumstances exist when to do so would be consistent with the purpose of the Scheme.

3.4          Payment on Grant

Option Holders are not required to pay for the grant of any Option.

3.5          Non-transferability of Options

Except for the transmission of an Option on the death of an Option Holder to his/her personal representatives, neither the Option nor any rights in respect of it may be transferred, assigned or otherwise disposed of by any Option Holder to any other person. If an Option Holder transfers, assigns or disposes of any such Option or rights, whether voluntarily or involuntarily, then the relevant Option will immediately lapse.

4              Vesting – Initial Grants

4.1          Founders

Initial Grants granted to Founders will vest as to 50% on the date one calendar year after a Listing, as to a further 25% on the date two calendar years after a Listing and as to the final 25% on the date three calendar years after a Listing.

4.2          Non-Founders

Initial Grants granted to Non-Founders will vest as to one third on the date one calendar year after a Listing, as to a further one third on the date two calendar years after a Listing and as to the final one third on the date three calendar years after a Listing.

4.3          Rounding

The number of Shares in respect of which the Option vests on any occasion shall be rounded down to the nearest whole Share and the fraction shall be carried forward and added to the number of Shares in respect of which the Option vests at the next available vesting date.

5              Exercise

5.1          Exercise of Options

Any Option:

5.1.1       which has vested;

5.1.2                     in respect of which any conditions attaching to the Option have been satisfied or waived by the Board in its sole discretion; and

5.1.3                     which has not lapsed,

may be exercised at any time, provided that the restriction in Rule 5.4 is not breached.

5.2          Manner of Exercise

An Option Holder may exercise any or all of his or her Options by notice of exercise in writing in such form as the Board may from time to time require delivered to such person as is designated by the Board. The notice of exercise of the Option must be completed, signed by the Option Holder or by his or her appointed agent, and must be accompanied by:

5.2.1                     the relevant Option Certificate or Balance Option Certificate, if any; and

5.2.2                     correct payment in full of the total Exercise Price for the number of Shares being subscribed for.

5.3          Exercise in part

Where an Option is exercised only in part the balance shall remain exercisable on the same terms as originally applied to the whole Option, and a Balance Option Certificate may, if the Company so determines (and it shall not be obliged to do so), be issued accordingly by the Company as soon as possible after the partial exercise. A Balance Option Certificate shall state the remaining number of Shares over which the Option remains capable of exercise and shall be in such form as the Board may from time to time determine.

5.4          Restrictions on Exercise

No Option may be exercised in circumstances where such exercise would, in the opinion of the Board, be in breach of a statutory or regulatory requirement.

6              Lapse and Cancellation of Options

6.1          Lapse on Expiry of Option Period

An Option will immediately lapse on the earlier of:

6.1.1       the expiry of the Option Period; or

6.1.2       the date when any circumstance referred to in Rule 3.5 occurs; or

6.1.3       subject to Rules 6.2 to 6.5 and 6.7 below, on an Option Holder ceasing to be an Eligible Person.

6.2          Lapse on Cessation of Employment for death, illness or retirement

Subject to Rule 6.3, if an Option Holder ceases to be an Eligible Employee by reason of:

6.2.1       the Option Holder’s death; or

6.2.2                     the Option Holder’s serious illness or injury which, in the opinion of the Board, renders the Option Holder concerned unfit to perform the duties of his or her employment and which in the normal course would render the Option Holder unfit to continue performing the duties under his or her Contract for the following 12 months provided such illness or injury is not self-inflicted or as a result of alcohol or drug abuse; or

6.2.3                     the Option Holder’s retirement on reaching the applicable retirement age in accordance with the terms of an Option Holder’s Contract or applicable company policy (if any); or

6.2.4                     the Option Holder’s early retirement by agreement with the Option Holder’s Employer,

6.2.5                     then, subject to Rule 5.4, any outstanding offer of an Option which has not been accepted under Rule 3.2 and any unvested Option will immediately lapse and the Option Holder or his or her personal representatives (if appropriate) may (subject to Rules 6.1.1 and 6.1.2) exercise all his or her vested Options as at the date of cessation of employment or directorship within a period of twelve months thereafter or such longer period as the Board may determine. Any vested Option not exercised prior to the expiry of the above-mentioned period shall lapse.

6.3          Lapse on termination for cause

If the Board determines that any Option Holder (including an Option Holder who has ceased to be an Eligible Employee in circumstances such that his or her Options continue to subsist in accordance with Rule 6.2 or 6.4) is guilty of any misconduct or any other conduct which would justify the termination of his or her Contract or appointment for cause (or, in the case of an Option Holder who has ceased to be an employee, would have justified the termination of his or her Contract for cause but which does not become known to the Company until after he or she has ceased employment with any Member of the Group),then any Option (whether vested or unvested) held by the Option Holder shall immediately lapse (unless the Board resolves otherwise in its absolute discretion).

6.4          Lapse on Cessation of Employment for any other reason

Subject to Rule 6.3, if an Option Holder ceases to be an Eligible Employee for any reason other than those set out in Rule 6.2, then, subject to Rule 5.4, any outstanding offer of an Option which has not been accepted under Rule 3.2 and any unvested Option will immediately lapse and the Option Holder or his or her personal representatives (if appropriate) may (subject to Rules 6.1.1 and 6.1.2) exercise all his or her vested Options as at the date of cessation of employment or directorship within a period of 30 days thereafter or such longer period as the Board may determine. Any vested Option not exercised prior to the expiry of the above-mentioned period shall immediately lapse.

For the purposes of this Rule 6.4, an Option Holder will not be treated as ceasing to be an Eligible Employee if he or she is re-employed by a Member of the HCM Group within seven days. He or she will also not be treated as ceasing to be an Eligible Employee unless he or she ceases to be an employee of any Member of the HCM Group.

6.5          Lapse on a General Offer after Listing

6.5.1                     If a general or partial offer, whether by way of take-over offer, share repurchase offer, or scheme of arrangement or otherwise in like manner is made to all Shareholders (or all such Shareholders other than the offeror and/or any person controlled by the offeror and/or any person associated with or acting in concert with the offeror) after Listing, the Company shall use all reasonable endeavours to procure that such offer is extended to all the Option Holders on the same terms, mutatis mutandis, and assuming that they will become, by the exercise in full of the Options granted to them (whether at the time vested or unvested), Shareholders. If such offer becomes or is declared unconditional or such scheme or arrangement is formally proposed to Shareholders, the Option Holder shall, notwithstanding any other terms on which his or her Options were granted

(provided that any Performance Condition must first be satisfied)), be entitled to exercise his or her vested and unvested Options at any time up until:

(i)                                     the close of such offer (or any revised offer); or

(ii)                                  the record date for entitlements under a scheme of arrangement,

as applicable (“Closing Date”). The Options will immediately lapse on the Closing Date.

6.6          Lapse on Winding-up

If notice is duly given of a resolution for the voluntary winding-up of the Company, vested Options may (subject to Rule 5.4 and Rule 6.1) be exercised prior to the date of the resolution. The Option Holder shall accordingly be entitled, in respect of the Shares falling to be allotted and issued upon the exercise of his or her Option, to participate in the distribution of the assets of the Company available in liquidation pari passu with the holders of the Shares in issue on the day prior to the date of such resolutions.

6.7          Cancellation of Options

Notwithstanding any other provision in this Scheme (except for Rule 11), the Board may cancel any Option. Unless the Option Holder otherwise agrees, the Board may only cancel an Option if, at the election of the Board:

6.7.1                     the Company pays to the Option Holder an amount equal to the fair market value of the Option at the date of cancellation as determined by the Board, after consultation with the Auditors or an independent financial adviser appointed by the Board; or

6.7.2                     the Board offers to grant to the Option Holder replacement Options (or options under any Other Scheme) of equivalent value to the Options to be cancelled as determined by the Board, after consultation with the Auditors or an independent financial adviser appointed by the Board, provided that the grant of such replacement Options (or options under any Other Scheme) shall not cause the limits set out in Rule 8 to be breached; or

6.7.3                     the Board makes such arrangements as the Option Holder may agree to compensate him or her for the cancellation of the Option.

6.8          Lapse in Other Circumstances

In relation to any Option Holder who is not an Eligible Employee, the Board may specify at the Offer Date any circumstances in which the Option may lapse.

7              Shares

7.1          Issue of Shares

Shares to be issued following the exercise of an Option will be issued as soon as reasonably practicable (and, unless otherwise agreed between the Company and the Option Holder, in any event within 28 Business Days after the date on which correct payment in full of the Exercise Price for the number of Shares to be issued is received by the Company).

7.2          Rights

No dividends (including distributions made upon the liquidation of the Company) will be payable and no voting rights will be exercisable in relation to an Option that has not been exercised. Shares issued on the exercise of an Option will rank equally in all respects with the Shares in issue on the date of exercise. They will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

7.3          Consents

All allotments, issues and transfers of Shares or grant or exercise of Options will be subject to any necessary consents under any relevant enactments or regulations for the time being in force under any relevant local legislation or regulations. The Option Holder will co-operate with the Company where necessary in complying with any requirements to be fulfilled in order to obtain (or avoid the necessity for) any such consent.

7.4          Articles of Association

Any Shares issued and allotted on the exercise of Options will be subject to the articles of association of the Company as amended from time to time.

8              Maximum Number of Shares Subject to the Scheme

8.1          5% Limit

Subject to Rule 8.2, Rule 8.3 and Rule 8.5, the total number of Shares which may be issued upon exercise of all Options to be granted under the Scheme (including the Initial Grants) must not in aggregate exceed 5% of the Shares of the Company in issue as at the date of the Company’s Listing. Options lapsed in accordance with the terms of the Scheme will not be counted for the purpose of calculating the 5% limit.

8.2          Refreshing the 5% Limit

Subject to Rule 8.5 if applicable, the Board may (with the approval of the shareholders of the Listed Parent in general meeting if required to do so under the Listing Rules) “refresh” the 5% limit under Rule 8.1 (and may further “refresh” such limit in accordance with the provisions of this Rule 8.2) provided that the total number of Shares which may be issued upon exercise of all Options to be granted under the Scheme and any options to be granted under any Other Scheme under the limit as “refreshed” shall not exceed 10% of the Shares of the Company in issue at the date on which shareholders of the Listed Parent approve the “refreshed” limit (where applicable). Options previously granted under the Scheme and any Other Scheme (including those outstanding, cancelled, lapsed in accordance with the terms of the relevant scheme, or exercised options) will not be counted for the purpose of calculating the limit as “refreshed”.

8.3          Exceeding the 5% Limit

The Board may grant Options to any Eligible Person or Eligible Persons specifically identified by it which would cause the limit under Rule 8.1 (including, for the avoidance of doubt, any such limit as “refreshed” under Rule 8.2) to be exceeded, but only with the approval of the shareholders of the Company in general meeting (and by the shareholders of the Listed Parent, if required under the Listing Rules), and subject always to Rule 8.4, Rule 8.5 and Rule 9.

8.4          Individual Limit

8.4.1                     Subject to Rule 8.4.2 (and subject always to Rule 8.5 and Rule 9), the Board shall not grant any Options (the “Relevant Options”) to any Eligible Person which, if exercised, would result in such Eligible Person becoming entitled to subscribe for such number of Shares as, when aggregated with the total number of Shares already issued or to be issued to him or her under all Options (including both exercised and outstanding Options) granted to him or her in the 12-month period up to and including the Offer Date of the Relevant Options, exceeds 1% of the Shares in issue at such date.

For the avoidance of doubt, Shares which are not capable of issue because the Relevant Options have lapsed in accordance with the provisions of the Scheme shall not be counted toward the limit set out in this Rule 8.4.1.

8.4.2                     Notwithstanding Rule 8.4.1, the Board may grant Options to any Eligible Person or Eligible Persons which would cause the limit under Rule 8.4.1 in relation to such Eligible Person to be exceeded, but only with the approval of the shareholders of the Listed Parent in general meeting (with such Eligible Person and his or her Associates abstaining from voting), and subject always to Rule 8.5.

8.5          10% Maximum Limit

The limit on the number of Shares which may be issued upon exercise of all outstanding Options granted and not yet exercised under the Scheme and any options granted and not yet exercised under any Other Schemes must not exceed 10% of the Shares of the Company in issue from time to time.

9              Restrictions on Grants

9.1          Restriction on Grants to Individuals

9.1.1                     Each grant of Options to an Eligible Person who is a Director (including an Independent Non-Executive Director), chief executive or Substantial Shareholder of the Listed Parent, or any of their respective Associates, under the Scheme and any Other Schemes must be approved by the Independent Non-Executive Directors of the Listed Parent (excluding any Independent Non-Executive Director who is the proposed grantee of the Options).

9.1.2                     Where any grant of Options to a Substantial Shareholder or an Independent Non-Executive Director of the Company, or any of their respective Associates, would result in the Shares issued and to be issued upon exercise of all Options already granted and to be granted under the Scheme (including Options exercised, cancelled and outstanding) to such person in the 12-month period up to and including the date of such grant:

(i)                                     representing in aggregate over 0.1% of the Shares in issue; and

(ii)                                  having an aggregate value, based on the closing price of the Shares at the date of each grant, in excess of HK$5 million,

such grant of Options must be approved by the Shareholders in general meeting (the vote on such approval to be taken on a poll) and, where the Company has Listed Parent(s), by the shareholders of the Listed Parent(s) in general meeting. Any Shareholder who is a Connected Person of the Company must abstain from voting in favour of the resolution to approve such grant of Options.

9.2          Restriction on the Time of Grant of Options

9.2.1                     A grant of Options may not be made after a price sensitive event has occurred or a price sensitive matter has been the subject of a decision until such price sensitive information has been published in accordance with the Listing Rules. In particular, during the period commencing one month immediately preceding the earlier of:

(i)                                     the date of the Board meeting (as such date is first notified to the Stock Exchange in accordance with the Listing Rules) for the approval of the Listed Parent’s results for any year, half-year, quarterly or any other interim period (whether or not required under the Listing Rules); and

(ii)                                  the deadline for the Listed Parent to publish an announcement of its results for any year, half-year, quarterly or any other interim period, whether or not required under the Listing Rules, and ending on the date of the results announcement, no Option may be granted. The period during which no Option may be granted will cover any period of delay in the publication of a results announcement.

9.2.2                     In addition to Rule 9.2.1, if the Company’s Shares are admitted to trading on the Alternative Investment Market of the London Stock Exchange, a grant of Options may not be made to a member of the Board or an Applicable Employee during the period commencing two months immediately preceding the:

(i)                                     publication of the Company’s annual results; and

(ii)                                  notification of the Company’s half-year report or quarterly results (whichever is applicable) to the Regulatory Information Service of the London Stock Exchange.

10           Reorganisation of Capital Structure

10.1        Adjustments

Subject to Rule 10.2 below, in the event of any alteration in the capital structure of the Company whilst any Option remains outstanding, whether by way of capitalisation of profits or reserves, rights issue of Shares, consolidation or subdivision of Shares or reduction of the share capital of the Company in accordance with applicable laws and regulatory requirements (other than an issue of any share capital in satisfaction of a dividend in accordance with applicable laws or an issue of Shares as consideration in respect of a transaction to which the Company is a party), such corresponding adjustments (if any) shall be made to:

10.1.1     the number of Shares, the subject matter of the Option (insofar as it is unexercised); and/or

10.1.2     the price at which the Options are exercisable,

as the Auditors or independent financial adviser appointed by the Board shall certify in writing to the Board to be in their opinion fair and reasonable.

10.2        Adjustment of Limits

The maximum number of Shares subject to the Scheme and the individual limits referred to in Rule 8.4 and Rule 9.1.2(i) will be adjusted, in such manner as the Auditors or independent financial adviser appointed by the Board shall certify in writing to the Board to be fair and reasonable, in the event of any alteration in the capital structure of the Company whether by way of capitalisation of profits or reserves, rights issue of Shares, consolidation or subdivision of Shares or reduction of the share capital of the Company provided that no such adjustment shall be made in the event of an issue of Shares as consideration in respect of a transaction to which the Company is a party or an issue of any share capital in satisfaction of a dividend in accordance with applicable laws.

10.3        Conditions Governing Adjustment

Any adjustment under Rule 10.1 will be made, to the extent practicable, in accordance with the following:

10.3.1              Any such adjustment shall be made on the basis that the proportion of the issued share capital of the Company to which an Option Holder is entitled after such adjustment shall remain the same as that to which he or she was entitled before such adjustment;

10.3.2              No such adjustment shall be made the effect of which would be to enable any Share to be issued at less than its nominal value, or to increase the proportion of the issued share capital of the Company for which any Option Holder would have been entitled to subscribe had he or she exercised all the Options held by him or her immediately prior to such adjustment; and

10.3.3              If applicable, the Auditors or independent financial adviser appointed by the Board (as appropriate) must confirm to the Board in writing that the adjustment satisfies the requirements of the Note to Rule 17.03(13) of the Listing Rules and the supplementary guidance issued on 5 September 2005 by the SEHK on the interpretation of the Note to Rule 17.03(13) of the

Listing Rules (as amended), except where such adjustment is made on a capitalisation issue.

10.4        Adjustment to Exercise Price where Listing is contemplated

In respect of any Option granted either:

10.4.1              after a Listed Parent(s) has resolved to seek a separate Listing of the Company and up to the date of that Listing; or

10.4.2              during the period commencing six months before the lodgement of Form A1 to the SEHK in relation to a Listing on the Main Board of the SEHK (or an equivalent application in the case of a Listing on another Stock Exchange), up to the date of the Listing, and where the Exercise Price notified to an Option Holder is less than the issue price of the Shares on Listing, the Exercise Price shall be adjusted to the issue price of the Shares on Listing and no Option (to which this Rule applies) shall be exercised at an Exercise Price below such issue price.

10.5        Capacity of Auditors or Independent Financial Advisers

The capacity of the Auditors or financial advisers in this Rule 10 is that of experts and not of arbitrators and their certification shall be final and binding on the Company and the Option Holder(s) in the absence of fraud or manifest error. The costs of the Auditors or independent financial advisers shall be borne by the Company.

10.6        Notification of Adjustment

The Company will notify an Option Holder of any adjustments made in accordance with this Rule 10.

10.7        No limitation on power of Company

Subject to the provisions of this Rule 10, the existence of any Option shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks or other instrument ranking ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of the assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11           Amendment

11.1        Amendments to the Scheme

11.1.1              Subject to the provisions of this Rule 11, the Board may amend any of the provisions of the Scheme (including, without limitation, amendments in order to comply with changes in legal or regulatory requirements and amendments in order to waive any restrictions imposed by the provisions of the Scheme, other than those imposed by Chapter 17 of the Listing Rules)

at any time (but not so as to affect adversely any rights which have accrued to any Option Holder at that date).

11.1.2              Subject to the provisions of this Rule 11, the Board may in its absolute discretion provide that any amendment to the provisions of the Scheme shall apply only to particular Members of the Group which the Board specifies in writing.

11.1.3              The Shareholders in general meeting must approve in advance by ordinary resolution any proposed amendment which is to the advantage of present or future Option Holders, and which relates to any of the following:

(i)                                     the purpose of the Scheme;

(ii)                                  the definitions of “Eligible Employee” or “Eligible Person” in Rule 1;

(iii)                               the limitations on the total number of Shares which may be issued upon exercise of all Options to be granted under the Scheme as provided for in Rules 8.1, 8.2, 8.3 and 8.5;

(iv)                              the maximum entitlement of each Eligible Person under the Scheme as provided in Rule 8.4;

(v)                                 the definition of “Option Period” in Rule 1;

(vi)                              the terms of Rules 3.3.1 and 3.3.2;

(vii)                           the terms of Rule 3.4 regarding payment on grant;

(viii)                        the basis of determination of the Exercise Price under the Scheme;

(ix)                              the voting, dividend, transfer and other rights, including those arising on liquidation of the Company attaching to the Options (if applicable) and the Shares falling to be issued upon exercise of the Options;

(x)                                 the duration of the Scheme under Rule 2.2;

(xi)                              the circumstances under which Options automatically lapse under Rules 6.1, 6.2, 6.3, 6.4 and 6.5;

(xii)                           the adjustment provisions applicable in the event of a capitalisation issue, rights issue, subdivision or consolidation of Shares or reduction or any other variation of the share capital of the Company under Rules 10.1, 10.3 and 10.5;

(xiii)                        the cancellation of Options under Rule 6.7;

(xiv)                       the treatment of Options on termination of the Scheme under Rule 12;

(xv)                          the restriction on the transfer of Options under Rule 3.5; or

(xvi)        the terms of this Rule 11.

11.1.4              Any amendment to the terms and conditions of these Rules which are of a material nature may only be made with the approval of the Shareholders save where the amendments take effect automatically under these Rules.

11.1.5              Any amendments to the Scheme which require the approval of the Shareholders in a general meeting will also require the approval of the shareholders of the Listed Parents (if applicable) in general meeting, such approval to be obtained as nearly simultaneously with the approval of the Shareholders as may be reasonably practicable.

11.2        Amendments to Terms of Options

11.2.1              Any material amendments to the terms and conditions of any Options granted under the Scheme may only be made with the approval of the Shareholders in general meeting save where the amendments take effect automatically under these Rules.

11.2.2              Where the terms and conditions of Options granted to an Eligible Person who is a Substantial Shareholder or an Independent Non-Executive Director of the Company, or any of their respective Associates, are to be amended, the resolution of the Shareholders to approve the amendment must be taken on a poll and any Connected Person must abstain from voting in favour of the resolution to approve such amendment.

11.2.3              Where the Company has one or more Listed Parents, any amendment under Rule 11.2.1 or 11.2.2 may only be made with the approval of the shareholders of the Listed Parent(s) in general meeting, such approval to be obtained as nearly simultaneously with the approval of the Shareholders as referred to in Rule 11.2.1 or 11.2.2 as may be reasonably practicable.

11.3        Authority of the Board

11.3.1              Any change to the authority of the Board in relation to any amendment of these Rules may only be made with the approval of the Shareholders in general meeting.

11.3.2              When the Company has one or more Listed Parent(s), any amendment which requires the approval of the Shareholders under Rule 11.3.1 may only be made with the approval of the shareholders of the Listed Parent(s) in general meeting, such approval to be obtained as nearly simultaneously with the approval of the Shareholders as referred to in Rule 11.3.1 as may be reasonably practicable.

12           Termination and Suspension

12.1        Termination by Board

The Board may terminate the Scheme at any time by resolving that no further Options shall be granted under the Scheme. If the Board decides to terminate the Scheme under this Rule 12.1, then no new offers to grant Options under the Scheme will be made and the Board may determine whether Options which have been previously granted but not yet exercised shall either:

12.1.1              continue to be subject to these Rules (which shall remain in full force and effect to the extent necessary to give effect to such Options); or

12.1.2     be cancelled in accordance with Rule 6.7.

12.2        Automatic Termination

The Scheme will terminate automatically in accordance with Rule 2.2 at midnight on the day immediately before the 10th anniversary of the Adoption Date on expiry of the duration of the Scheme as provided for in Rule 2.

12.3        Termination by the Shareholders

The Scheme may be terminated at any time with the approval of the Shareholders. Following the termination of the Scheme under this Rule 12.3:

12.3.1     no new offers to grant Options under the Scheme will be made; and

12.3.2              Options which have been previously granted but not yet exercised shall continue to be valid and exercisable in accordance with these Rules unless otherwise cancelled in accordance with Rule 6.7.

12.4        Suspension

The Board may in the event of specific and unusual circumstances (including but not limited to capital operations requiring adjustment or redefinition of the share capital of the Company or significant negative variations in the profit and loss statement or balance sheet of the Company) at any time suspend the exercise of outstanding Options to the extent not contrary to relevant law. Each suspension(s) shall not be for more than three months and shall not exceed twelve months in total. The Board shall give at least eight days written notice to the Option Holders specifying the starting date of suspension, its duration and the expected date of resumption of the relevant suspended rights.

13           General

13.1        Notices

13.1.1              Any notice or other document which has to be given to an Eligible Person or Option Holder under or in connection with the Scheme may be delivered to the Eligible Person or Option Holder or sent by post or facsimile transmission or e-mail to him/her at his/her home postal address, home or work e-mail address or facsimile number according to the records of his/her Employer company or such other address as the Company reasonably considers appropriate.

13.1.2              Any notice or other document which has to be given to the Company under or in connection with the Scheme may be marked or addressed for the attention of the Company’s HR Director (or such other person notified to the Option Holders from time to time as responsible for the administration of the Scheme) and:

(i)                                     delivered by hand to it at its registered office (or such other place as the Board may from time to time decide and notify to Option Holders); or

(ii)                                  sent by registered mail return receipt requested to it at its registered office (or such other place as the Board may from time to time decide and notify to Option Holders).

13.1.3              Notices sent by registered mail shall be pre-paid and shall be deemed to have been received on the date indicated in the return receipt.

13.2        Availability of Shares

Subject to the Shareholders approving in general meeting any necessary increase in the authorised share capital of the Company, the Board will keep available sufficient authorised but unissued Shares for the purpose of allotting Shares on the exercise of any Options.

13.3        Administration

13.3.1              The responsibility for administration of the Scheme shall rest with the Board or a duly constituted committee of the Board. In addition, the Board may appoint an administrator or administrators in relation to the Scheme (or certain aspects thereof) on such terms as the Board may determine.

13.3.2              The decision of the Board on the interpretation of the Rules or as to whether any circumstances exist which may affect the treatment of any Option or any Option Holder under these Rules or in any dispute relating to any Option or matter relating to the Scheme will be final and binding (in the absence of manifest error).

13.3.3              The Board may establish such guidelines or rules for the administration of the Scheme as it may from time to time determine are appropriate provided such rules or guidelines are consistent with the Rules of the Scheme. In case of any inconsistency between the Rules of the Scheme and any guidelines or rules set out by the Board, the former shall prevail. The Board may, in its absolute discretion, set out different guidelines or rules for the administration of the Scheme to apply to particular groups of Eligible Persons and/or to particular Members of the Group.

13.4        Terms of Employment

13.4.1              For the purposes of this Rule 13.4, “Employee” means any Option Holder, any Eligible Employee or any other Eligible Person.

13.4.2     This Rule 13.4 applies:

(i)                                     whether the Company or the Board has full discretion in the operation of the Scheme, or whether the Company or the Board could be regarded as being subject to any obligations in the operation of the Scheme;

(ii)                                  during an Employee’s employment or employment relationship; and

(ii)                                  after the termination of an Employee’s employment or employment relationship, whether the termination is lawful or unlawful.

13.4.3              Nothing in the Rules or the operation of the Scheme forms part of the contract of employment or employment relationship of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Company or any Member of the Group are separate from, and are not affected by, the Scheme. Participation in the Scheme does not create any right to, or expectation of, continued employment or a continued employment relationship.

13.4.4              The grant of Options on a particular basis in any year does not create any right to or expectation of the grant of Options on the same basis, or at all, in any future year.

13.4.5              No Employee is entitled to participate in the Scheme, or be considered for participation in it, at a particular level or at all. Participation in one operation of the Scheme does not imply any right to participate, or to be considered for participation, in any later operation of the Scheme.

13.4.6              Without prejudice to an Employee’s right to exercise an Option subject to and in accordance with the express terms of the Rules, no Employee has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to the Option. Any and all discretions, decisions or omissions relating to the Option may operate to the disadvantage of the Employee, even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of trust or of any implied term between the Employee and his or her employer, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this Rule 13.4.6.

13.4.7              No Employee has any right to compensation for any loss in relation to the Scheme, including:

(i)                                     any loss or reduction of any rights or expectations under the Scheme in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(ii)                                  any exercise of a discretion or a decision taken in relation to an Option or to the Scheme, or any failure to exercise a discretion or take a decision; or

(iii)                               the operation, suspension, termination or amendment of the Scheme.

13.4.8              Participation in the Scheme is permitted only on the basis that the participant accepts all the provisions of the Rules, including in particular this Rule 13.4.8. By participating in the Scheme, an Employee waives all rights under the Scheme, other than the right to exercise an Option subject to and in accordance with the express terms of the Rules, in consideration for, and as a condition of, the grant of an Option under the Scheme.

13.4.9              Nothing in this Scheme confers any benefit, right or expectation on a person who is not an Employee.

13.4.10       Each of the provisions of this Rule 13.4 is entirely separate and independent from each of the other provisions. If any provision is found to be invalid then it will be deemed never to have been part of these Rules and, to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions.

Any person who ceased to be an employee of any Member of the Group because of lawful dismissal or termination of employment or who is under notice of such lawful dismissal or termination of employment will in no circumstances be entitled to claim any compensation in respect of the operation of the Scheme (except as expressly provided for under the Scheme).

13.5        Replacement Option Certificates

If any Option Certificate is worn out, defaced or lost, the Company may, if the Company so determines (but shall not be obliged to), replace it and may impose such conditions as it wishes to set concerning the surrender, continued validity or any other matter relevant to the original certificate being replaced provided such conditions are reasonable in the circumstances. If an Option is exercised in part, and the balance remains exercisable, the Board may (but shall not be obliged to) provide the Option Holder with a Balance Option Certificate.

13.6        Withholding

The Employer may withhold any amount and make any such arrangements, including the sale of any Shares on behalf of an Option Holder, as it considers necessary to meet any liability to taxation or social security contributions in respect of any Option granted to the Option Holder pursuant to this Scheme. These arrangements may include the sale of any Shares on behalf of an Option Holder, unless the Option Holder discharges the liability himself.

13.7        General Notices

The Option Holder shall be entitled to receive copies of all notices and other documents sent by the Company to holders of Shares generally.

13.8        Taxation

Each Option Holder shall pay all taxes and discharge all other liabilities to which he or she may become subject as a result of his or her participation in the Scheme or the exercise of any Option.

13.9        Costs

The Company will pay the costs of establishing and administering the Scheme.

13.10      Approval of Holding Company

Where any matters under the Scheme require the approval of the Independent Non-Executive Directors of the Company or the Shareholders, the approval of the Independent Non-Executive Directors or the shareholders of the Listed Parent(s) (if any) must also be obtained where such approval is required under Chapter 17 of the Listing Rules.

14           Data Protection

By participating in the Scheme the Option Holder consents to the holding and processing of personal data provided by the Option Holder to the Company for all purposes relating to the operation of the Scheme. These include, but are not limited to:

14.1.1              administering and maintaining Option Holder records;

14.1.2              providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Scheme;

14.1.3              providing information to future purchasers of the Company or the business in which the Option Holder works;

transferring information about the Option Holder to a country or territory outside the jurisdiction in which the Option Holder’s employment is based

15           Governing Law

The laws of England and Wales govern the Scheme and all Options and their construction. The Company, each Member of the Group and each Option Holder must submit to the non-exclusive jurisdiction of the English Courts in all matters relating to the Scheme and any Option.